 Exhibit 99.2

RF Acquisition Corp. Shareholders Approve Business Combination

with GCL Global Holdings Ltd.

Singapore – January 23, 2025 – RF Acquisition Corp. (Nasdaq: RFAC) (“RFAC”), a publicly traded special purpose acquisition company, announced that at its Special Meeting earlier today, January 23, 2025, its stockholders approved the previously announced business combination with GCL Global Limited (“GCL”), one of Asia's leading video game distributors and publishers.

Complete official results of the vote will be included in a current report on Form 8-K to be filed by RFAC with the U.S. Securities and Exchange Commission (the “SEC”). Subject to satisfaction of customary closing conditions, the business combination is expected to close in the coming weeks, resulting in each of GCL and RFAC becoming a wholly-owned subsidiary of GCL Global Holdings Ltd. (the “Combined Company”), with its ordinary shares and warrants expected to be listed on Nasdaq under the trading symbol “GCL” and “GCLW,” respectively.

“We are pleased to announce the approval of our merger with GCL and would like to thank our stockholders for their support. GCL’s pending status as a publicly traded company will give it a high-visibility platform to elevate Asian-developed video games and content to the global market, while delivering engaging, quality entertainment across devices and streaming platforms. We are proud to have played a role in helping this dynamic gaming brand go public and look forward to closing this transaction in the coming weeks,” said Tse Meng Ng, Chairman and CEO of RF Acquisition Corp.

“This is an exciting milestone for our company and validates the strategic rationale and operational benefits of the merger,” said Sebastian Toke, Group CEO of GCL. “Since the announcement of the transaction, our team has established GCL as a compelling opportunity in the gaming sector that develops, publishes, and distributes games across Asia and beyond. In the coming weeks, we will be focused on closing the transaction and capitalizing on the opportunities available to us as a public company. Leveraging our technological advantages and established distribution networks in fragmented markets will fuel growth and profitability as we continue to capture market share in some of the most exciting markets in the region.”

The business combination is expected to provide GCL with access to the U.S. public equity markets, thereby accelerating its business expansion and bolstering GCL’s ability to explore additional growth and value-creating opportunities.

Advisors

Winston & Strawn LLP is serving as counsel to RF Acquisition Corp. Loeb & Loeb is serving as GCL's US counsel and Icon Law is serving as GCL's Singapore counsel. Early Bird Capital Inc. is serving as a financial advisor to RF Acquisition Corp.

About GCL Global Limited

GCL Global Limited unites people through games and entertainment experiences, enabling creators to deliver engaging content and fun gameplay experiences to the gaming communities worldwide, with a strategic focus on the rapidly expanding Asian gaming market.

The GCL Group is driven by a bold vision to become a global leader with a diverse portfolio of exciting content available through both digital and physical formats. Its mission is to bridge cultures and audiences by introducing Asian-developed IP to a global audience across consoles, PCs and streaming platforms.

Learn more at www.gcl.asia.

About RF Acquisition Corp.

RF Acquisition Corp. is a blank check company incorporated as a Delaware corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. While RF Acquisition Corp. may pursue an initial business combination target in any business, industry, or geographic location, it intends to search globally for target companies within the Southeast Asian new economy sector or elsewhere. RF Acquisition Corp. was incorporated in 2021 and is based in Singapore.

Forward-Looking Statements

This press release includes “forward-looking statements” which may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements also include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the estimated implied enterprise value of the Combined Company, GCL’s ability to scale and grow its business, the advantages and expected growth of the Combined Company, the Combined Company’s ability to source and retain talent, and the cash position of the Combined Company following closing of the Business Combination, as applicable. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of RFAC’s and GCL’s management and are not predictions of actual performance.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of RFAC and GCL believes that it has a reasonable basis for each forward-looking statement contained in this press release, each of RFAC and GCL cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there are risks and uncertainties described in the definitive proxy statement/prospectus mailed to RFAC stockholders on or about December 31, 2024, and filed by the Combined Company with the SEC, and other documents filed by the Combined Company or RFAC from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither RFAC nor GCL can assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the ability to recognize the anticipated benefits of the Business Combination, the amount of redemption requests made by RFAC’s public shareholders, costs related to the Business Combination, the impact of the global COVID-19 pandemic, the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination, the outcome of any potential litigation, government or regulatory proceedings, and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the definitive proxy statement/prospectus mailed to RFAC stockholders on or about December 31, 2024, and filed by the Combined Company with the SEC, and those included under the heading “Risk Factors” in the annual report on Form 10-K for the fiscal year ended December 31, 2023, of RFAC and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC. There may be additional risks that neither RFAC nor GCL presently know or that RFAC and GCL currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The forward-looking statements in this press release represent the views of RFAC and GCL as of the date of this press release. Subsequent events and developments may cause those views to change. However, while RFAC and GCL may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of RFAC or GCL as of any date subsequent to the date of this press release. Except as may be required by law, neither RFAC nor GCL undertakes any duty to update these forward-looking statements.

GCL:

Crocker Coulson

crocker.coulson@aummedia.org

(646) 652-7185

RFAC:

Tse Meng Ng
Chairman and CEO, RF Acquisition Corp
tsemeng.ng@ruifengwealth.com